                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                          MAXWELL SHOE COMPANY, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                         MAXWELL SHOE COMPANY, INC.
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                   [MAXWELL SHOE COMPANY LOGO APPEARS HERE]
                           MAXWELL SHOE COMPANY INC.
                        101 SPRAGUE STREET, P.O. BOX 37
                 READVILLE (BOSTON), MASSACHUSETTS 02137-0037

                                                                  March 2, 1998

Dear Stockholder:

  You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Maxwell Shoe Company Inc. on Thursday, April 2, 1998 at 10:00 a.m., at BankBoston, 100 Federal Street, Boston, Massachusetts 02110. Members of your Board of Directors and management look forward to greeting those stockholders who are able to attend.

  The accompanying Notice and Proxy Statement describe the matters to be acted upon at the meeting.

  It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend, please sign, date and mail the enclosed proxy card at your earliest convenience. If you attend the meeting, you may withdraw your proxy and vote in person.

  Your interest and participation in the affairs of the Company are greatly appreciated.

                                          Respectfully,

                                          /s/ Maxwell V. Blum

                                          Maxwell V. Blum
                                          Chairman of the Board and
                                          Chief Executive Officer

                           MAXWELL SHOE COMPANY INC.
                        101 SPRAGUE STREET, P.O. BOX 37
                 READVILLE (BOSTON), MASSACHUSETTS 02137-0037

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 2, 1998

                               ----------------

To The Stockholders of Maxwell Shoe Company Inc.:

  Notice is hereby given that the 1998 Annual Meeting of Stockholders of Maxwell Shoe Company Inc. will be held at the BankBoston, 100 Federal Street, Boston, Massachusetts on Thursday, April 2, 1998 at 10:00 a.m., for the following purposes:

  1. To elect seven directors;

  2. To approve an amendment to the Company's 1994 Stock Incentive Plan to increase the number of shares of Class A Common Stock authorized for issuance from 750,000 shares to 1,050,000 shares, and;

  3. To transact such other business as may properly come before the meeting or any adjournments thereof.

  Only stockholders of record at the close of business on February 27, 1998 will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

                                          By Order of the Board of Directors,

                                          /s/ Marjorie W. Blum

                                          Marjorie W. Blum
                                          Vice President and Secretary

Readville (Boston), Massachusetts
March 2, 1998

 YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                           MAXWELL SHOE COMPANY INC.
                         101 SPRAGUE STREET, PO BOX 37
                 READVILLE (BOSTON), MASSACHUSETTS 02137-0037

                               ----------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 2, 1998

                               ----------------

                              GENERAL INFORMATION

  This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being mailed on or about March 2, 1998 in connection with the solicitation of proxies by the Board of Directors of Maxwell Shoe Company Inc. (the "Company") for use at the 1998 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at BankBoston, 100 Federal Street, Boston, Massachusetts on Thursday, April 2, 1998, at 10:00 a.m., and any adjournment or postponement thereof. At the Annual Meeting, the Company's stockholders will be asked to elect seven directors and to vote on such other matters as may properly come before the Annual Meeting.

  Throughout this Proxy Statement, fiscal 1998, fiscal 1997, fiscal 1996 and fiscal 1995 shall represent the fiscal years ending October 31, 1998, October 31, 1997, October 31, 1996 and October 31, 1995, respectively.

PERSONS MAKING THE SOLICITATION

  The Company is making this solicitation and will bear the expenses of preparing, printing and mailing proxy materials to the Company's stockholders. In addition, proxies may be solicited personally or by telephone or facsimile by officers or employees of the Company, none of whom will receive additional compensation therefore. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Company's Class A Common Stock.

VOTING AT THE MEETING

  Stockholders of record at the close of business on February 27, 1998 of the Company's Class A Common Stock, par value $.01 per share ("Class A Common Stock"), and Class B Common Stock, par value $.01 per share ("Class B Common Stock"), are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. On that date, 2,535,770 shares of Class A Common Stock and 5,063,317 shares of Class B Common Stock were outstanding and entitled to vote. Each outstanding share of Class A Common Stock entitles the holder thereof to one vote and each outstanding share of Class B Common Stock entitles the holder to ten votes.

  The seven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining of the presence or absence of a quorum for the transaction of business. The Company believes that abstentions should be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business. In the absence of controlling precedent to the contrary, the Company intends to count broker non-votes as present or represented for purposes of determining the absence of a quorum for the transaction of business.

  Stockholders do not have the right to cumulate their votes in the election of directors.

REVOCABILITY OF PROXY

  A proxy may be revoked by a stockholder prior to the voting at the Annual Meeting by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company. The mere presence at the Annual Meeting of the stockholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the Proxy Card by the stockholders or, if no instructions are indicated, will be voted FOR the slate of directors described herein, and as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxyholders.

       SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of February 27, 1998, information relating to the beneficial ownership of the Company's common stock by each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Class A Common Stock or Class B Common Stock, by each director, by each of the executive officers named below, and by all directors and executive officers as a group.

                                   BENEFICIAL OWNERSHIP
                                  AS OF FEBRUARY 27, 1998
                            -----------------------------------------
                                                        *****CLASS
                            *****CLASS A*****             B*****
                                                                         % OF
                                                                        COMMON
                                                                        STOCK
                             NUMBER OF        % OF   NUMBER OF  % OF    VOTING
            NAME            SHARES(1)(2)      CLASS  SHARES(1) CLASS   POWER(1)
            ----            ------------      -----  --------- ------  --------
Maxwell V. Blum(3)........      16,850(4)      0.45%   878,440  17.35%   16.19%
Mark J. Cocozza...........     935,612(4)(5)  25.02%       --     --      1.72%
Betty Ann Blum............      32,000(4)      0.86% 1,693,137  33.44%   31.20%
Marjorie W. Blum..........      32,000(4)      0.86% 1,693,137  33.44%   31.20%
David Andelman(6).........         --           --     798,603  15.77%   14.69%
James J. Tinagero.........      51,000(4)      1.36%       --     --      0.09%
Stephen A. Fine...........      20,000(7)      0.53%       --     --      0.04%
Jonathan K. Layne.........      20,000(7)      0.53%       --     --      0.04%
Malcolm L. Sherman........      20,000(7)      0.53%       --     --      0.04%
FMR Corp. (8).............     758,800        20.29%       --     --      1.40%
Wynnefield Partners Small
 Cap Value, L.P. (9)......     145,100         3.88%                     0.27 %
All officers and directors
 as a group (nine
 persons).................   1,143,762        30.59% 4,264,714 84.23 %  80.54 %

(1) Each executive officer and director has sole voting and investment power with respect to the shares listed. The shares owned by each person, or by the group, and the shares included in the total number of shares outstanding have been adjusted, and the percentage owned (or the percentage of common stock voting power, as the case may be) (where the percentage exceeds 1%) has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The address of each of the executive officers and directors is 101 Sprague Street, PO Box 37, Readville (Boston), Massachusetts 02137-0037.

(2) If shares of Class B Common Stock are owned by the same person or group, excludes shares of Class B Common Stock convertible into a corresponding number of shares of Class A Common Stock.

(3) Excludes 798,603 shares held in trust for the benefit of Mr. Blum's wife, as to which Mr. Blum disclaims beneficial ownership. See Note 6 below.

(4) Gives effect to the issuance of 16,850, 47,200, 32,000, 32,000, and 51,000 shares of Class A Common Stock upon exercise of stock options which are exercisable within 60 days of this filing and held by Mr. Blum, Mr. Cocozza, Ms. Betty Ann Blum, Ms. Marjorie W. Blum and Mr. Tinagero respectively.

(5) Gives effect to the issuance of 888,412 shares of Class A Common Stock upon exercise of a currently exercisable stock option held by Mr. Cocozza.

(6) Holds shares as trustee for the benefit of Mr. Blum's wife.

(7) Gives effect to the issuance of 20,000 shares of Class A Common Stock upon exercise of currently exercisable stock options.

(8) This information is based solely on a Schedule 13G dated February 10, 1998 filed with the Securities and Exchange Commission. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(9) This information is based solely on a joint Schedule 13D dated January 16, 1997 filed with the Securities and Exchange Commission by Wynnefield Partners Small Cap Value, L. P. (with respect to 140,000 shares) and Wynnefield Small Cap Value Offshore Fund Ltd. (with respect to 5,100 shares). The address of Wynnefield Partners Small Cap Value, L. P. is One Penn Plaza, Suite 4720, New York, New York 10119.

                       PROPOSAL I--ELECTION OF DIRECTORS

  A Board of seven directors is to be elected at the 1998 Annual Meeting. The persons named in the Proxy Card as proxies for this meeting will vote in favor of each of the following nominees as directors of the Company unless otherwise indicated by the stockholder on the Proxy Card. Directors elected at the 1998 Annual Meeting will hold office until the next annual meeting of stockholders of the Company, and until their successors are duly elected and qualified, except in the event of their death, resignation, or removal. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. If any nominee should become unavailable prior to the election, the accompanying Proxy Card will be voted for the election in his or her stead of such other person as the Board of Directors may recommend.

NOMINEES

  The nominees for election as directors of the Company are Maxwell V. Blum, Mark J. Cocozza, Betty Ann Blum, Marjorie W. Blum, Stephen A. Fine, Jonathan K. Layne, and Malcolm L. Sherman, all of whom are presently serving as members of the Company's Board of Directors. See "Management-Executive Officers and Directors" for additional information concerning the nominees.

BOARD OF DIRECTOR'S RECOMMENDATION.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE SLATE OF NOMINEES SET FORTH ABOVE. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

  The executive officers and directors of the Company are as follows:


                                                                             EXECUTIVE OFFICER
        NAME           AGE                     POSITION                      OR DIRECTOR SINCE
        ----           ---                     --------                      -----------------
Maxwell V. Blum         72 Chairman of the Board and Chief Executive Officer       1976
Mark J. Cocozza         49 President, Chief Operating Officer and Director         1987
Betty Ann Blum          47 Executive Vice President and Director                   1979
Marjorie W. Blum        42 Vice President-Sales, Secretary and Director            1981
James J. Tinagero       45 Executive Vice President                                1996
Richard J. Bakos        50 Vice President and Chief Financial Officer              1993
Stephen A. Fine(1)      49 Director                                                1994
Jonathan K. Layne(1)    44 Director                                                1994
Malcolm L. Sherman(1)   66 Director                                                1994

(1) Member of the Audit Committee and of the Compensation and Stock Option Committee.

  Each director holds office until the next annual meeting of stockholders or until his or her successor has been elected and qualified. Officers are appointed by and serve at the discretion of the Board of Directors.

  Mr. Maxwell V. Blum founded the Company's business in 1949 and has served as the Company's Chairman of the Board and Chief Executive Officer since its incorporation in 1976. Mr. Blum has more than forty years' experience in the footwear industry. Mr. Blum is the father of Ms. Betty Ann Blum and Ms. Marjorie Blum and Mr. Blum's wife is the first cousin of Mr. Malcolm L. Sherman.

  Mr. Mark J. Cocozza has served as President and Chief Operating Officer since October, 1993 and prior to that served as President of Mootsies Tootsies Division since joining the Company in 1987. Prior to joining the Company, Mr. Cocozza served as President of the Sperry Top-Sider division of Stride Rite Corp. Mr. Cocozza has more than twenty years' experience in the footwear industry.

  Ms. Betty Ann Blum, the daughter of Mr. Blum, joined the Company in 1979. Ms. Blum has served as Executive Vice President of the Company since October 1993 and prior to that served as President of Mootsies Tootsies and Jones New York Footwear Divisions and as President of the Company. Ms. Blum has been a director since 1980.

  Ms. Marjorie W. Blum, the daughter of Mr. Blum, joined the Company in 1981 and since then has served as Vice President--Sales, supervising national accounts and catalog sales for the Mootsies Tootsies division. Ms. Blum has been a director and Secretary since January, 1994.

  Mr. James J. Tinagero joined the Company as Executive Vice President in April 1996 and has served as chairman of SLJ Retail LLC, an affiliate of the Company, since April 1997. Mr. Tinagero has served as President and Director of International Sales & Marketing Corporation, a New York based consulting firm for consumer products companies, from 1993 to 1996, as Executive Vice President of Bonaventure Textiles, U.S.A., a women's apparel company from 1992 to 1993, as President of Albert Nipon, a women's designer dress company from 1991 to 1992, and as President of Anne Klein and Company, a designer sportswear company from 1987 to 1991. From 1980 to 1987, he held various executive positions with Stride Rite Corporation.

  Mr. Richard J. Bakos joined the Company in 1987 as Controller and since October 1993 has served as Vice President of Finance and Chief Financial Officer. Before joining the Company, Mr. Bakos was Group Vice President of Finance and Administration for the Bodwell Fashion Group of the Wingspread Corporation. He has more than twenty years' experience in the apparel and footwear industry.

  Mr. Stephen A. Fine, who has served as a member of the Board of Directors of the Company since May 1994, has been a Director, President and Chief Operating Officer of the Biltrite Corporation, a manufacturer of a variety of rubber and plastic products, since 1985, and from 1982 to 1985 he served as Executive Vice-President of Biltrite. From 1970 to 1982, he held various executive positions with American Biltrite Inc. Mr. Fine is also a director of K-Swiss Inc., a manufacturer of athletic footwear.

  Mr. Jonathan K. Layne, who has served as a member of the Board of Directors of the Company since May 1994, has been a partner in the law firm of Gibson, Dunn, & Crutcher LLP since 1987, where he specializes in corporate and securities law matters. From 1979 to 1986 he was an associate of the same law firm. Mr. Layne is also a member of the Board of Directors of Amwest Insurance Group, Inc., an insurance holding company, The Finish Line, Inc., a retailer of brand name athletic and leisure footwear, activewear and accessories, and K-Swiss Inc., a manufacturer of athletic footwear.

  Mr. Malcolm L. Sherman, who has served as a member of the Board of Directors of the Company since May 1994, has served as Chairman of the Board and Chief Executive Officer of EKCO Group Inc., a manufacturer and distributor of household goods, since 1996 and as a member of its Board of Directors since 1994. Mr. Sherman is also a member of the Board of Directors of One Price, Inc., a company engaged in the apparel business, since 1991. Mr. Sherman has served as Chairman of the Board of Steth Tech Corporation, a developer of medical devices from 1990 to 1996, as Chairman of the Board of Advisors of Gordon Brothers, a liquidation and asset based lending firm, from 1993 to 1996, as Chairman of the Board of K. T. Scott Ltd., a company engaged in the home decor business, from 1990 to 1995, as President and Chief Executive Officer of Morse Shoe, Inc., a footwear retailer, from 1992 to 1993, as a member of the Board of Directors of United States Trust Co. from 1980 to 1993, and as a member of the Board of Directors of Compu Chem Labs Inc., a company specializing in drugs of abuse and environmental testing, from 1982 to 1993. In July 1995, K. T. Scott Ltd. filed a petition for bankruptcy under Chapter 11 of federal bankruptcy laws (which case was converted to a Chapter 7 proceeding in November 1995). Mr. Sherman is the first cousin of Mr. Blum's wife.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors held seven meetings in fiscal 1997 and all directors attended at least 75% of the meetings of the Board and Committees of which they were members.

  The Board of Directors has two committees. The Audit Committee is comprised of Messrs. Fine, Layne and Sherman. The Compensation and Stock Option Committee is comprised of Messrs. Fine, Layne and Sherman. There is no committee performing the function of a Nominating Committee.

  The Audit Committee held two meetings during fiscal 1997. The responsibilities of the Audit Committee include recommending to the Board the selection of the independent auditors and reviewing the Company's internal accounting controls. The Audit Committee is authorized to conduct such reviews and examinations as it deems necessary or desirable with respect to the Company's accounting and internal control practices and policies, and the relationship between the Company and its independent auditors, including the availability of Company records, information and personnel.

  The Compensation and Stock Option Committee met four times during fiscal 1997. The Compensation and Stock Option Committee focuses on executive compensation, the administration of the Company stock option and stock purchase plans and making decisions on the granting of discretionary bonuses.

                            EXECUTIVE COMPENSATION

  The following Summary Compensation Table shows compensation paid by the Company for services rendered during fiscal years 1997, 1996, and 1995 for the person who was Chief Executive Officer at the end of the last fiscal year and the four other most highly compensated executive officers of the Company ("Named Officers") whose salary and bonus exceeded $100,000 in fiscal year 1997.

                          SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                                            COMPENSATION
                                                                       ----------------------
                                       ANNUAL COMPENSATION                     AWARDS
                              ---------------------------------------- ----------------------
                                                                                   SECURITIES
                                                                       RESTRICTED  UNDERLYING
   NAME AND PRINCIPAL                                     OTHER ANNUAL    STOCK     OPTIONS/
        POSITION         YEAR SALARY($)    BONUS($)(1)(2) COMPENSATION AWARD(S)($)  SAR'S(#)
   ------------------    ---- ---------    -------------- ------------ ----------- ----------
Maxwell V. Blum......... 1997 $525,000        $497,000        --           --           --
 CEO and Chairman        1996 $500,000        $212,000        --           --        20,000
 of the Board            1995 $475,000        $175,000        --           --        15,000
Mark J. Cocozza......... 1997 $446,250        $427,000        --           --           --
 President and Chief     1996 $425,000        $182,000        --           --        60,000
 Operating Officer       1995 $400,000        $ 90,000        --           --        40,000
Betty Ann Blum.......... 1997 $288,750        $272,000        --           --           --
 Executive Vice          1996 $275,000        $122,000        --           --        35,000
 President               1995 $265,000        $ 90,000        --           --        30,000
Marjorie W. Blum........ 1997 $288,750        $272,000        --           --           --
 Vice President--        1996 $275,000        $122,000        --           --        35,000
 Sales                   1995 $265,000        $ 90,000        --           --        30,000
James J. Tinagero....... 1997 $271,250        $260,000        --           --        50,000
 Executive Vice          1996 $126,875(3)     $ 64,000(3)     --           --       150,000
 President               1995      --                         --           --           --

(1) The 1997 bonus amounts shown reflect bonuses earned under the Company's Senior Management Incentive Plan for fiscal 1997 and paid in fiscal 1998. For Mr. Blum, Mr. Cocozza, Ms. Betty Ann Blum, Ms. Marjorie Blum and Mr. Tinagero, these bonuses amounted to $462,000, $392,000, $254,000, $254,000 and $225,00 respectively.

(2) The 1997 bonus amounts shown reflect bonuses earned under the Company's Acquisition Bonus Plan for fiscal 1997 and paid in fiscal 1997. For Mr. Blum, Mr. Cocozza, Ms. Betty Ann Blum, Ms. Marjorie Blum and Mr. Tinagero, these bonuses amounted to $35,000, $35,000, $17,500, $17,500 and $35,000 respectively.

(3) Mr. Tinagero joined the Company on April 8, 1996 and the salary and bonus amounts shown reflect payments made from such date through October 31, 1996.

EMPLOYMENT AGREEMENTS

  The Company and Mr. Cocozza have entered into an employment agreement that expires in January 1999, subject to automatic renewal each year thereafter unless either the Company or Mr. Cocozza gives the other party six months notice of its or his intention not to renew the agreement. Pursuant to this agreement, Mr. Cocozza was compensated for the period from the completion of the Company's initial public offering through the end of fiscal 1994 at an annualized base rate of $350,000. Thereafter, Mr. Cocozza's annual base salary will be established by the Compensation and Stock Option Committee. Mr. Cocozza's base salary for fiscal 1996 was set by the Compensation and Stock Option Committee at $425,000 and was established by such Committee at $446,250 for fiscal 1997. Mr. Cocozza's bonus for years after fiscal 1994 will be determined from an incentive based formula to be established by the Compensation and Stock Option Committee. Such Committee adopted a Senior Management Incentive Plan commencing for fiscal 1996 in which senior executives of the Company, including Mr. Cocozza, are eligible to receive annual bonuses based upon the Company's performance. See "Compensation and Stock Option Committee Report". The employment agreement also provides for customary perquisites. If there is a change of control of the Company and if Mr. Cocozza is terminated in connection therewith, he will be entitled to a severance payment equal to 1.5 times his total compensation for the 12-month period immediately prior to the change of control, in addition to the other payments that the Company is obligated to make to Mr. Cocozza in the event he is terminated or deemed to be terminated by the Company without cause (whether or not in connection with a change of control). Mr. Cocozza has agreed that if the employment agreement is terminated prior to its scheduled expiration (or prior to the scheduled expiration of the extended term of the agreement, if any), he will not compete against the Company for a period of 12-months following the termination of the agreement, subject to certain exceptions.

  The Company and Mr. Tinagero have entered into an at will employment agreement effective April 8, 1996. Under the terms of this agreement, Mr. Tinagero's annual base salary was established at $225,000, subject to an annual review. If Mr. Tinagero was terminated during the first year of employment, he would have been entitled to a two month severance payment and after one year of employment, he is entitled to a six month severance payment. Mr. Tinagero is eligible to earn a bonus as specified in the Company's Senior Management Incentive Plan. See "Compensation and Stock Option Committee Report". As a condition of employment, Mr. Tinagero was granted an option to purchase 150,000 shares of the Company's Class A Common Stock at a per share exercise price of $6.00 (the fair market value on the date of grant). Of such 150,000 options, 100,000 vest over a four year period commencing on the first anniversary of the grant date (17% each at the end of years one and two and 33% each at the end of years three and four) and 50,000 options vest over the same four year schedule with the vesting commencing date tied to the earlier of the closing by the Company of an acquisition or April 8, 2002. Such 50,000 options started vesting on August 20, 1996 upon the closing of the Company's acquisition of the Sam & Libby trademarks and tradenames. Mr. Tinagero's agreement also provides that he would be granted an additional 50,000 options at a per share exercise price of $6.00 (the fair market value of the Class A Common Stock on the date of hire) in the event the Company consummated a second acquisition during his employment with the Company. Such 50,000 options were granted and started vesting on April 14, 1997 upon the completion of a joint venture agreement with Butler Group, an affiliate of General Electric Capital Corporation regarding SLJ Retail LLC. The agreement also provides that all of the above described 200,000 options would automatically vest upon a change of control of the Company.

DIRECTOR COMPENSATION

  Directors who are employees of the Company are not compensated for serving as directors. Directors who are not employees of the Company are each paid $20,000 per annum and an additional $1,000 per meeting for attending regular and special meetings and $500 per meeting for committee meetings of the Board of Directors and are reimbursed for expenses incurred in attending regular, special and committee meetings. Each non-employee director also receives an annual grant of options to purchase 5,000 shares of Class A Common Stock. See "Stock Incentive Plan."

PROFIT SHARING PLAN

  The Company established a 401(k) Profit Sharing Plan effective January 1, 1991. After the attainment of age 21 and the completion of six months of service, an employee becomes a participant in the Plan on the next January 1 or July 1. Contributions made to the Plan by the Company are in the form of 401(k) contributions elected by the participants, and a discretionary profit sharing contribution in an amount determined each year by the Board of Directors. The Plan document governing the Plan is in the form of a NABEP Prototype Defined Contribution Retirement Plan and Non-standardized Profit Sharing CODA Adoption Agreement.

  PROPOSAL II--APPROVAL OF AMENDMENT TO 1994 STOCK INCENTIVE PLAN (THE "STOCK
                                    PLAN")

  The Company's 1994 Stock Incentive Plan currently permits the grant of stock options and other awards to eligible employees and provides for the automatic grant of options to nonemployee directors of the Company (see "Nonemployee Director Options").

  In December 1997, the Board of Directors adopted, subject to stockholder approval, an amendment to the 1994 Stock Plan to increase the number of shares reserved for issuance under the Stock Plan from 750,000 shares of Class A Common Stock to 1,050,000 shares of Class A Common Stock for future award grants under the Stock Plan. The Board adopted this amendment to ensure that the Company can continue to grant awards to employees and other eligible persons at levels determined appropriate by the Board.

VOTE REQUIRED

  Approval of the proposed amendment to the Stock Plan will require the affirmative vote of a majority of the votes cast in person or represented by proxy and voting at the meeting. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposed amendment to the Stock Plan and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

BOARD OF DIRECTORS' RECOMMENDATION

  THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED AMENDMENT TO THE STOCK PLAN AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR SUCH AMENDMENT.

STOCK PLAN

  The Stock Plan was approved by the Board of Directors and the stockholders of the Company on January 30, 1994. Every employee of the Company or any of its subsidiaries is eligible to be considered for the grant of Awards (as defined below) under the Stock Plan. The Stock Plan authorizes the Committee (as defined below) to enter into any type of arrangement with an eligible employee that, by its terms, involves or might involve the issuance of Class A Common Stock, or any other security or benefit with a value derived from the value of the Class A Common Stock. The Stock Plan also provides for the automatic grant of options to nonemployee directors of the Company. See "Nonemployee Director Options."

  The maximum number of shares of Class A Common Stock that may be issued pursuant to Incentive Options granted under the Stock Plan is 750,000 (plus 300,000 subject to stockholder approval at the Annual Meeting). The maximum number of shares of Class A Common Stock that may be issued pursuant to all Awards (including Incentive Options) and Nonemployee Director Options granted under the Stock Plan is 1,050,000, including 300,000 shares subject to stockholder approval at the Annual Meeting. As of February 27, 1998, there were 814,700 options granted (60,000 for Nonemployee Directors), 10,770 options exercised, 78,850 options canceled, 725,080 options outstanding, and 14,150 options available for future grant under the Stock Plan (excluding 300,000 subject to stockholder approval). Outstanding options are exercisable at prices varying from $5.00 to $10.38 per share.

  The purposes of the Stock Plan are to enable the Company and its subsidiaries to attract, retain and motivate their employees and consultants by providing for or increasing their proprietary interest in the Company, and to attract, retain and motivate the Nonemployee Directors of the Company (as defined below) and further align their interest with those of the Company's stockholders by providing for or increasing the proprietary interest of such directors in the Company.

  The Stock Plan is administered by the Compensation and Stock Option Committee of the Board of Directors (the "Committee"). The members of the Committee are appointed by the Board of Directors and serve on the

Committee until replaced. The Committee determines, within the limitations of the Stock Plan, which eligible employees of the Company shall be recommended for Awards under the Stock Plan, the terms and conditions of such grant or sale and the number of shares to be optioned or sold. In addition, the Committee has the sole authority to (i) adopt, amend and rescind rules and regulations for the administration of the Stock Plan, (ii) construe and interpret the Stock Plan, the rules and regulations regarding the Stock Plan, and the agreements evidencing Awards under the Stock Plan, (iii) determine the terms and conditions of the Nonemployee Director Options that are automatically granted pursuant to the Stock Plan, and (iv) to make all other determinations deemed necessary or advisable for the administration of the Stock Plan. Commencing November 1, 1996, option grants have been and will be recommended by the Committee to the full Board for approval in order for such option grants to comply with recently enacted rule changes by the Securities and Exchange Commission. For federal income tax purposes, the maximum compensation payable under the Stock Plan during the term of the Stock Plan and all awards granted thereunder is equal to the aggregate number of shares for which awards may be granted under the Stock Plan multiplied by the fair market value of the Class A Common Stock on the revelant measurement date (which generally will be the exercise date in the case of an option that is not an incentive stock option as described below).

  The Stock Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not required to be qualified under Section 401(a) of the Internal Revenue Code (the "Code").

 Nonemployee Director Options

  Each person who becomes a Nonemployee Director after the effective date of the Stock Plan will automatically be granted, upon becoming a Nonemployee Director, a Nonemployee Director Option to purchase 5,000 shares of Class A Common Stock. Each year, on the first business day following the date of the annual meeting of stockholders of the Company, or any adjournment thereof, at which directors of the Company are elected, each Nonemployee Director will automatically be granted an immediately exercisable option (a "Nonemployee Director Option") to purchase 5,000 shares of Class A Common Stock.

  Each Nonemployee Director Option granted under the Stock Plan will be exercisable in full upon the date of grant of such Nonemployee Director Option. Each Nonemployee Director Option granted under the Stock Plan will expire upon the first to occur of the following: (1) the second anniversary of the date upon which the optionee shall cease to be a Nonemployee Director; or
(2) the tenth anniversary of the Date of Grant of such Nonemployee Director Option.

 Federal Income Tax Information

  Incentive Stock Options. Options granted under the Stock Plan which are designated as incentive stock options are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under section 422 of the Code.

  There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may create or increase the optionee's alternative minimum tax liability, as the excess of the fair market value of the stock received upon the exercise of an incentive stock option over the exercise price of the option is included in the computation of the participant's "alternative minimum taxable income."

  If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of the disqualifying disposition, the optionee will recognize taxable ordinary income equal to the lessor of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the exercise and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss. Any capital gain or loss recognized by an optionee on the disposition of stock acquired through exercise of an incentive stock option will be long-term, mid-term, or short-term depending on how long the optionee holds the stock. Different rules may apply to optionees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act").

  To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provision of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

  Nonstatutory Stock Options. Options granted under the Stock Plan which are not designated as incentive stock options are "nonstatutory stock options." There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. The Company also may require an optionee to pay any required withholding amount to the Company as a condition to the exercise of a nonstatutory stock option. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income recognized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term, mid-term or short-term depending on how long the optionee holds the stock. Different rules may apply to optionees who are subject to
Section 16(b) of the Exchange Act.

  Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee It is possible that compensation attributable to awards granted under the Stock Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

  Other Awards. Awards may be granted under the Stock Plan which do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards. Generally, the Company will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the Stock Plan.

  Payment With Previously Acquired Stock. Special rules will apply in cases where a recipient of an award pays the exercise or purchase price of the award or applicable withholding tax obligations under the Stock Plan by delivering previously owned shares of Class A Common Stock or by reducing the amount of shares otherwise issuable pursuant to the award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired, and may constitute a disqualifying disposition shares acquired upon exercise of an incentive stock option.

  Change In Control. The terms of the agreements pursuant to which specific awards are made under the Stock Plan may provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payments. Recipients of awards should consult their tax advisors as to whether accelerated vesting of an award in connection with a change of ownership or control of the Company would give rise to an excess parachute payment.

  Other Tax Consequences. The foregoing discussion is intended to be a general summary only of the federal income tax aspects of options granted under the Stock Plan. Tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. No information is given with respect to state or local taxes, or estate, gift or inheritance taxes that may be applicable. Participants in the Stock Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes. Individuals receiving options or other awards under the Stock Plan should consult their own tax advisors regarding the federal income and other tax consequences of the receipt and exercise of options under the Stock Plan.

  Set forth below is information concerning the award of stock options under the Stock Plan and otherwise to the Named Executive Officers in the fiscal year ended October 31, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                  POTENTIAL
                                                                                 REALIZABLE
                                                                                  VALUE AT
                                                                               ASSUMED ANNUAL
                                                                               RATES OF STOCK
                                                                                    PRICE
                                                                                APPRECIATION
                                                                                 FOR OPTION
                                 INDIVIDUAL GRANTS                                 TERM(3)
                         ---------------------------------                     ---------------
                                       % OF TOTAL
                           NUMBER OF    OPTIONS              FAIR
                          SECURITIES   GRANTED TO           MARKET
                          UNDERLYING   EMPLOYEES  EXERCISE VALUE ON
                            OPTIONS    IN FISCAL  OR BASE  DATE OF  EXPIRATION
          NAME           GRANTED(#)(1)  YEAR(2)   PRICE($) GRANT($)    DATE     5%($)  10%($)
          ----           ------------- ---------- -------- -------- ---------- ------- -------
Maxwell V. Blum.........       --          --        --        --        --        --      --
Mark J. Cocozza.........       --          --        --        --        --        --      --
Betty Ann Blum..........       --          --        --        --        --        --      --
Marjorie W. Blum........       --          --        --        --        --        --      --
James J. Tinagero ......    50,000       43.67%    $6.00    $7.375   4/14/07   188,700 478,200

(1) The term of each stock option is 10 years. Seventeen percent of the options vest on each of the first and second anniversaries of the date of grant and 33% of the options vest on the third and fourth anniversaries of the date of grant. The exercise price for each stock option is equal to the fair market value of the underlying shares on the date of grant.

(2) The total number of stock options granted to employees in fiscal 1997 by the Company was 114,500, each at a per share exercise price from $6.00 to $6.50.

(3) These amounts represent certain assumed rates of appreciation. Actual gains, if any, on stock option exercises depend on the future performance of the Class A Common Stock, as well as the option holders' continued employment through vesting periods. Therefore, the amounts reflected in this table will not necessarily be achieved.

  Shown below is information with respect to the unexercised options to purchase Class A Common Stock held by the Named Executive Officers as of October 31, 1997.

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
                                    VALUES

                                                NUMBER OF
                                                SECURITIES        VALUE OF
                                                UNDERLYING      UNEXERCISED
                                               UNEXERCISED      IN-THE-MONEY
                                               OPTIONS/SARS     OPTIONS/SARS
                                               AT FY-END(#)   AT FY END($)(1)
                        SHARES
                      ACQUIRED ON
                       EXERCISE      VALUE     EXERCISABLE/     EXERCISABLE/
        NAME              (#)     REALIZED($) UNEXERCISABLE    UNEXERCISABLE
        ----          ----------- ----------- -------------- ------------------
Maxwell V. Blum......       0           0       8,500/26,500     44,413/154,963
Mark J. Cocozza......       0           0     912,212/76,200 10,454,015/451,275
Betty Ann Blum.......       0           0      16,150/48,850     82,981/281,394
Marjorie W. Blum.....       0           0      16,150/48,850     82,981/281,934
James J. Tinagero....       0           0     25,500/174,500  181,688/1,243,313

(1) Represents the difference between the closing price of the Company's Class A Common Stock on the NASDAQ National Market System on October 31, 1997 ($13.125) and the exercise price of the options.

                COMPENSATION AND STOCK OPTION COMMITTEE REPORT

  The Compensation and Stock Option Committee of the Board of Directors (the "Committee") determines executive officers' salaries and bonuses and administers and recommends grant awards under the Stock Plan.

SUMMARY OF COMPENSATION POLICIES FOR CEO AND EXECUTIVE OFFICERS

  The Company's philosophy is to maintain compensation programs which attract, retain and motivate senior management with economic incentives which are linked to financial performance and increased stockholder value. The key elements of the Company's executive compensation program consist of a base salary, potential for an annual bonus directly linked to overall Company performance and the grant of stock options and other stock incentive awards intended to align executive officer and stockholder economic interests. Generally, in formulating compensation arrangements for executives other than the Chief Executive Officer, the Committee solicits recommendations from the Chief Executive Officer, which it considers, modifies and approves.

 Salaries

  The Committee was formed in May 1994 after the Company's initial public offering. During the period November 1, 1993 through May 18, 1994, the closing date of the Company's initial public offering, Messrs. Blum and Cocozza and Ms. Betty Ann Blum and Ms. Marjorie Blum received salaries at the annual rate of $720,000, $213,000, $200,000 and $200,000, respectively. The modifications in annual compensation paid to such executives following May 18, 1994 were intended to adjust compensation from a level appropriate for a privately held company where the executive officers are also the stockholders to a level appropriate for a public company. For fiscal 1997, the Committee established salaries at levels that reflect the Committee's assessment of prevailing salary levels among companies in the footwear and related industries and considered each executive's level of responsibility, talent and skills. The base salary of Mr. Cocozza is subject to the terms of an employment agreement between Mr. Cocozza and the Company, which agreement was approved by the Board of Directors of the Company prior to the consummation of the Company's initial public offering.

 Performance Bonuses

  The payment of performance bonuses to the Company's executive officers is a significant element of the Company's executive compensation program. Performance bonuses are designed to reward executive officers for the achievement of corporate goals and individual performance in achieving such goals and to compensate executive officers on the basis of the Company's financial results. Performance bonuses during fiscal 1997 were based on specific formulae linked to the financial results of the Company as specified in the Company's Senior Management Incentive Plan. Under this plan, executive officers could earn up to 100% of their salary as a bonus upon the Company attaining predetermined net income and return on asset goals. In fiscal 1997, the percentage of salary paid as a bonus under such plan was 87.9%.

  In addition, an Acquisition Bonus Plan was established during fiscal 1996 pursuant to which eligible executive officers are entitled to receive 1% of the acquisition price for qualifying transactions in which the Company acquires the assets or securities of specified companies. During fiscal 1997, the Company paid five executive officers a total of $140,000 as a result of the completion of the SLJ Retail LLC joint venture transaction.

 Stock Incentive Awards

  Stock incentive awards are also an important element of the Company's executive officer compensation program. Such awards are designed to strengthen management's long-term perspective on the Company's performance. Compensation derived from stock options or other stock-based awards are intrinsically related to long term corporate performance and stockholder value. Stock-based incentive awards are awarded at the discretion of the Committee based on a variety of factors, including the executive officer's level of responsibility and such officer's ability to affect stockholder value, as well as the officer's demonstrated past and expected future performances. The Committee also takes into consideration prior stock option awards to the executive officer and the individual's overall equity position in the Company. The Committee believes that stock options and stock ownership by the Company's executive officers, as well as other members of the Company's senior management, other key employees and nonmanagement directors, are an essential element in aligning the interests of these individuals with those of the stockholders and thereby enhancing stockholder value. The grant of 114,500 stock options to a total of 12 employees was approved by the Committee in fiscal 1997. Each of the options so granted vests and become exercisable incrementally over a four year period. The four year vesting schedule associated with the options assures the long term nature of this incentive compensation tool.

CEO COMPENSATION

  The Committee believes the Chief Executive Officer's compensation should be heavily influenced by Company performance. In evaluating the compensation of Maxwell V. Blum, the Company's Chief Executive Officer, the Committee considered the financial results of the Company, the compensation paid to executives in similar positions in the footwear industry, and Mr. Blum's contribution to and length of service with the Company. The Committee also considered the substantial equity interest in the Company held by Mr. Blum and Mr. Blum's family and recognized that this equity interest serves to substantially align Mr. Blum's incentives with those of the Company's other stockholders. Based on these factors, the Committee approved Mr. Blum's fiscal 1997 base salary. As discussed above with respect to the payment of performance bonuses, the amount of Mr. Blum's bonus for fiscal 1997 was based on the formula specified in the Company's Senior Management Incentive Plan as well as in the Acquisition Bonus Plan.

  Beginning in 1994, a federal law generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the four other most highly paid executive officers of publicly held companies. One of the exceptions to the deduction limit is for "performance-based compensation." To qualify as "performance-based," compensation payments must be made from a plan that is administered by a committee of outside directors. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the committee must certify that the performance goals were achieved before payments can be awarded.

  The Committee intends to design the Company's compensation programs to conform with the legislation and newly adopted final regulations so that total compensation paid to any employee will not exceed $1,000,000 in any one year, except for compensation payments in excess of $1,000,000 which qualify as "performance-based" or are otherwise exempt from the new law. However, the Company may pay compensation which is not deductible in limited circumstance when prudent management of the Company so requires.

SUMMARY

  The Committee believes that the current compensation arrangements provide the Chief Executive Officer and the other executive officers with incentive to perform at superior levels and in a manner which is directly aligned with the economic interests of the Company's stockholders.

                                          COMPENSATION AND STOCK OPTION
                                           COMMITTEE

                                          Stephen A. Fine
                                          Jonathan K. Layne
                                          Malcolm L. Sherman

February 25, 1998

  The above report of the Compensation and Stock Option Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates the same by reference.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Messrs. Fine, Layne and Sherman comprise the Compensation and Stock Option Committee.

  Mr. Layne is a partner of the law firm of Gibson, Dunn, & Crutcher LLP, which has provided legal services to the Company and certain affiliates. The Company expects that such law firm will continue to render legal services to the Company and certain affiliates in the future.

                         STOCK PRICE PERFORMANCE GRAPH

             COMPARISON OF FORTY TWO MONTH CUMULATIVE TOTAL RETURN AMONG MAXWELL SHOE COMPANY INC. CLASS A COMMON STOCK,
               NASDAQ STOCK MARKET INDEX AND PEER GROUP INDEX(1)

  The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             [GRAPH APPEARS HERE]

                                                               NASDAQ MARKET
                         MAXWELL SHOE CO.     MG GROUP INDEX       INDEX
                         ---------------      --------------   -------------
BASE                         100.00              100.00           100.00
 7/29/1994                    86.96              108.03           100.48
10/31/1994                    93.48              113.63           105.67
 1/31/1995                    86.96              114.36            97.90
 4/28/1995                    73.91              115.84           108.79
 7/31/1995                    58.70              131.75           122.70
10/31/1995                    39.13              139.87           124.83
 1/31/1996                    45.65              142.33           125.43
 4/30/1996                    43.48              174.13           140.66
 7/31/1996                    52.17              195.67           128.52
10/31/1996                    57.61              219.73           143.92
 1/31/1997                    64.13              256.01           163.06
 4/30/1997                    71.74              216.77           149.02
 7/31/1997                    91.30              244.91           188.54
10/31/1997                   114.13              192.76           189.78


                     ASSUMES $100 INVESTED ON MAY 18, 1994
                          ASSUMES DIVIDENDS REINVESTED
--------
(1) The Peer Group Index chosen was Media General Industry Group 552-Footwear.
(2) The first day of trading of the Class A Common Stock on the NASDAQ National Market System.

                             CERTAIN TRANSACTIONS

  The following is a description of certain transactions during the fiscal year ended October 31, 1997 in which officers and Directors of the Company and its affiliates or families had a direct or indirect interest.

  Mr. Cocozza and the Company agreed to terminate, effective as of the completion of the Company's May 1994 initial public offering, a Deferred Incentive Compensation Agreement entered into in 1988 (the "Compensation Agreement"). In exchange for his consent to terminate the Compensation Agreement, Mr. Cocozza was granted a nontransferable option to acquire 888,412 shares of Class A Common Stock at an exercise price of $1.50 per share. The number of shares subject to the option and the option exercise price were determined through negotiations between Mr. Cocozza and the Company. The option is exercisable in whole or in part from time to time during a 15-year period beginning on January 26, 1995 (the "Exercisability Date"). If following the Exercisability Date Mr. Cocozza ceases to be employed by the Company for any reason, his option will cease to be exercisable upon the earlier of (i) the stated expiration of the option and (ii) the first anniversary of the date as of which Mr. Cocozza ceased to be employed by the Company.

  Prior to its initial public offering in May 1994, the Company was treated for federal and state income tax purposes as a S Corporation under Subchapter S of the Internal Revenue Code and comparable state tax laws. In connection with the Company's reorganization, reincorporation and initial public offering, the Company in March and May 1994 made distributions of S Corporation earnings in the aggregate amount of $20,227,000 of which $4,025,082 was distributed to Mr. Maxwell V. Blum, $6,553,571 was distributed to Ms. Betty Ann Blum, $6,553,571 was distributed to Ms. Marjorie Blum and $3,094,776 was distributed to a trust for the benefit of the wife of Mr. Maxwell V. Blum (collectively, the "Principal Stockholders").

  The Company and the Principal Stockholders have entered into a tax indemnification agreement (the "Tax Agreement"). Subject to certain limitations, the Tax Agreement provides for indemnification to the Principal Stockholders or to the Company in the event of an adjustment by a taxing authority that shifts federal and certain state income taxes to the Principal Stockholders or to the Company, respectively, between periods before and after the date of termination of the Company's status as a S Corporation. The Tax Agreement also provides for certain adjustments to the S Corporation dividends that were paid in connection with the Company's initial public offering in certain circumstances if the Company determines that such amounts differed in the aggregate from the previously undistributed S Corporation earnings.

  The Company entered into arrangements in fiscal 1994 with the Principal Stockholders and Mr. Cocozza pursuant to which the Company, under certain circumstances, will be required to register their shares of common stock (including shares issuable upon the exercise of Mr. Cocozza's option) under the Securities Act.

  In fiscal 1994, the Company entered into separate but identical indemnity agreements (the "Indemnity Agreements") with each director and executive officer of the Company. The Indemnity Agreements provide that the Company will indemnify the director or officer (the "Indemnitee) against any amounts that he or she becomes legally obligated to pay in connection with any claim against him or her based upon any act, omission, neglect or breach of duty that he or she may commit, omit or suffer while acting in his or her capacity as a director and/or officer of the Company; provided that such claim: is not based upon the Indemnitee's gaining any personal profit or advantage to which he or she is not legally entitled; (ii) is not for an accounting of profits made from the purchased or sale by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of any state law, and (iii) is not based upon the Indemnitee's knowingly fraudulent, deliberately dishonest or willful misconduct. The Indemnity Agreements also provide that all costs and expenses incurred by the Indemnitee in defending or investigating such claim shall be paid by the Company in advance of the final disposition thereof unless the Company, independent legal counsel, the stockholders of the Company or court of competent jurisdiction determines that: (i) the Indemnitee did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company; (ii) in the case of any criminal action or proceeding, the Indemnitee had reasonable cause to believe his or her conduct was unlawful; or (iii) the Indemnitee intentionally breached his or her duty to the Company or its stockholders. Each Indemnitee has undertaken to repay the Company for any costs or expenses so advanced if it shall ultimately be determined by a court of competent jurisdiction in a final, nonappealable adjudication that he or she is not entitled to indemnification under the Indemnity Agreements.

  The Company believes that the terms of all transactions between the Company and the Principal Stockholders, the officers and directors of the Company and Gibson, Dunn & Crutcher LLP, or any of their affiliates, described above or under "Compensation Committee Interlocks and Insider Participation" are no less favorable to the Company than terms that could have been obtained from unaffiliated third parties.

                    RELATIONSHIP WITH INDEPENDENT AUDITORS

  Ernst & Young LLP was the Company's independent auditors for fiscal 1997. The appointment of auditors is approved annually by the Board of Directors which is based in part on the recommendation of the Audit Committee. In making its recommendation, the Audit Committee reviewed both the audit scope and estimated audit fees for the coming year. Stockholder approval is not sought in connection with this selection. A representative of Ernst & Young LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if he desires to do so and will respond to questions from stockholders.

                           PROPOSALS OF STOCKHOLDERS

  Proposals which stockholders intend to present at the 1999 Annual Meeting of Stockholders of the Company must be received by the Secretary of the Company at its principal offices 101 Sprague Street, Readville (Boston), Massachusetts 02137 no later than November 2, 1998.

                                 MISCELLANEOUS

  The Company's Annual Report to Stockholders for the fiscal year ended October 31, 1997, including the financial statements and related notes thereto, together with the report of the independent auditors and other information with respect to the Company, accompanies this Proxy Statement.

  The Company is not aware of any other business to be presented at the Annual Meeting. If matters other than those described should properly arise at the meeting, the proxies will vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          /s/ Marjorie W. Blum

                                          Marjorie W. Blum
                                          Vice President and Secretary

Readville (Boston), Massachusetts
March 2, 1998

                                  DETACH HERE

                                     PROXY

                           MAXWELL SHOE COMPANY INC.

                             CLASS A COMMON STOCK
                        ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 2, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 1998 Annual Meeting and revoking all prior proxies, constitutes and appoints MAXWELL V. BLUM, MARJORIE BLUM, BETTY ANN BLUM and MARK J. COCOZZA and each of them (and, if two or more of them act hereunder, by action of a majority of them), attorneys and proxies of the undersigned to represent the undersigned and to vote all shares of Class A Common Stock, $.01 par value, of Maxwell Shoe Company Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. (local time) on Thursday, April 2, 1998 at BankBoston, 100 Federal Street, Boston, Massachusetts, and at any adjournment or postponement thereof. All proxies shall be voted as directed, or, if no direction is given, for the nominees named on the reverse side.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THE PROXY STATEMENT AND ACCORDING TO THE JUDGMENT OF THE PROXIES WITH RESPECT TO ITEMS 2 AND 3.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                    -----------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                    -----------

                                  DETACH HERE

[X]  Please mark
     votes as in
     this example.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           MAXWELL SHOE COMPANY INC.

1.   Election of Directors.

     Nominees:     Maxwell V. Blum, Mark J. Cocozza, Betty Ann Blum,
                   Marjorie W. Blum, Stephen A. Fine, Jonathan K. Layne and Malcolm L. Sherman

                    FOR            WITHHELD
                    [_]              [_]

     [_] ____________________________________________________
                For all nominees except as noted above


Signature: ___________________________ Date: ________________




2.   Proposal to amend the Company's 1994 Stock     FOR     AGAINST   ABSTAIN
     Incentive Plan to increase the number of
     shares of Class A Common Stock authorized      [_]       [_]       [_]
     for issuance from 750,000 shares to
     1,050,000 shares

3. In the discretion of the proxyholders with respect to any other matter which may properly come before the 1998 Annual Meeting and at any adjournment or postponement thereof. The Board of Directors is presently not aware of any other matters that will be presented at the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [_]

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Please date and sign exactly as your name or names appear hereon. If more than one registered owner, all should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should indicate their fiduciary capacity or full title when signing.


Signature: ___________________________ Date: ________________